UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

LIHUA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52650	14-1961536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Clifford W. Chapman, Jr.
712 Fifth Avenue
New York, NY 10019
(Address of principal executive offices and Zip Code)

(212) 277-5301
(Registrant’s telephone number, including area code)

Plastron Acquisition Corp. I
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 19, 2008, Plastron Acquisition Corp. I (the “Company”) and its wholly-owned subsidiary, Lihua International, Inc. (the “Company Sub”) entered into an Agreement and Plan of Merger and on September 22, 2008 filed with the Secretary of State of Delaware a Certificate of Ownership and Merger, pursuant to which the Company Sub was merged with and into the Company (the “Merger”). The Company was the survivor of the Merger and changed its name to Lihua International, Inc., as permitted under the provisions of the Delaware General Corporation Law. The legal existence of the Company Sub, which had no assets or operations on the date of the Merger, was terminated effective as of the consummation of the Merger. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 1.01 above, the Company and the Company Sub entered into an Agreement and Plan of Merger, dated September 19, 2008, and filed a Certificate of Ownership and Merger on September 22, 2008. As permitted pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation was amended, pursuant to the provisions of the Certificate of Ownership and Merger to change the name of the Company to Lihua International, Inc. The Merger and the change of the Company’s name were approved by the unanimous written consent of the Company’s directors on September 19, 2008. No approval by the Company’s stockholders was required under Delaware law.

Item 8.01    Other Events

The Company’s Board of Directors on August 15, 2008 authorized a forward stock split of the Company’s shares of common stock, par value $.0001 per share (the “Common Stock”) at a rate of approximately 3.01 shares of Common Stock for each share of Common Stock outstanding to be effected at any time on or before August 26, 2009 (the “Stock Split”). The Company’s stockholders on August 15, 2008, by the written consent of stockholders owning greater than a majority of the outstanding shares of Common stock, approved the Stock Split. On August 26, 2008, the Company mailed notice of this authorization to all stockholders, including those who did not execute the written consent approving the Stock Split, in the form of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the “14C Information Statement”) and also filed the Definitive 14C Information Statement with the Securities and Exchange Commission on that date. The 14C Information Statement contains more detailed information on the terms and conditions of the Stock Split and such information is incorporated by reference herein.

On September 16, 2008, the Company’s Board of Directors authorized the Stock Split, at a rate of 3.006012 shares of Common Stock for each share of Common Stock outstanding, which became effective at 9:00 a.m. Eastern Daylight Time on September 17, 2008. Upon the completion of the Stock Split, the 2,259,480 shares of the Company’s Common Stock outstanding immediately prior to the Stock Split were converted into 6,792,024 shares of Common Stock.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description

2.1	Agreement and Plan of Merger between Plastron Acquisition Corp. I and Lihua International, Inc. dated as of September 19, 2008.

3.1	Certificate of Ownership and Merger dated September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008	LIHUA INTERNATIONAL, INC.

	By:	/s/ Michael Rapp
Michael Rapp
President